                            SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

         [ ]  Preliminary Information Statement

         [ ]  Confidential, for Use of the Commission Only
              (as permitted by Rule 14c-5(d)(2))

         [X]  Definitive Information Statement

                        DAVIS INTERNATIONAL SERIES, INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

         [X]  No Fee Required
         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

              (1) Title of each class of securities to which transaction applies:

              (2) Aggregate number of securities to which transaction applies:

              (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              (4) Proposed maximum aggregate value of transaction:

              (5) Total fee paid:

         [ ]  Fee paid previously with preliminary materials.

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:

              (2)  Form, Schedule or Registration No.

              (3)  Filing Party

              (4)  Date Filed

                      DAVIS INTERNATIONAL TOTAL RETURN FUND
                             An authorized series of
                         DAVIS INTERNTIONAL SERIES, INC.
                        2949 East Elvira Road, Suite 101
                              Tucson, Arizona 85706
                                  (800)279-0279

                              INFORMATION STATEMENT
                                February 2, 2000

Dear Fellow  Shareholders:

On December 16, 1999, at a special meeting of the Board of Directors of Davis International Series, Inc. ("Company") and Davis International Total Return Fund ("Fund"), the Directors selected Fiduciary International, Inc. ("Sub-Adviser") to manage the Fund's investment portfolio.

A Special Meeting of Shareholders will be held February 29, 2000, to approve the new Sub-Advisory Agreement entered into among the Company, Davis Selected Advisers, L.P. ("Adviser"), and the Sub-Adviser. The Adviser and its officers and affiliates own a controlling majority of the Fund's outstanding voting shares and intend to vote those shares to approve the Sub-Advisory Agreement. The Sub-Adviser's fee will be paid by the Adviser and approval of the Sub-Advisory Agreement will not increase the management fees which the Fund pays.

The Company is organized as a Maryland corporation and is registered as a diversified open-end investment management company, commonly known as a mutual fund. The Fund is a separate series offered by the Company whose investment objective is total return through capital growth and/or income. The Fund pursues this objective by investing primarily in the common stock of foreign companies and in common stock issued by U.S. companies doing substantial business in foreign markets.

This information statement informs you of the circumstances surrounding the Board's approval of the new sub-advisory agreement and provides you with an overview of the terms of the agreement.

By order of the Board


-------------------------------
Thomas Tays, Secretary

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                      DAVIS INTERNATIONAL TOTAL RETURN FUND
                             An authorized series of
                         DAVIS INTERNTIONAL SERIES, INC.
                        2949 East Elvira Road, Suite 101
                              Tucson, Arizona 85706
                                  (800)279-0279

                              INFORMATION STATEMENT

                                February 2, 2000


GENERAL INFORMATION

This information statement is being furnished to the shareholders of Davis International Total Return Fund ("Fund") in lieu of a proxy statement. On December 16, 1999 the Board of Directors of Davis International Series, Inc. ("Company") approved a sub-advisory agreement ("Sub-Advisory Agreement"), a copy of which is attached as Exhibit A, among Fiduciary International, Inc. ("Sub-Adviser"), Davis Selected Advisers, L.P. ("Adviser")., and the Company. Under the Sub-Advisory Agreement the Sub-Adviser will manage the Fund's investment portfolio subject to oversight by the Adviser and the Company's Board of Directors.

The Adviser, its officers and affiliates own a controlling majority of the Fund's outstanding voting shares and intend to vote those shares to approve of the Sub-Advisory Agreement at a Special Meeting of Shareholders to be held at 124 East Marcy Street, Santa Fe, New Mexico 87501, at 9:00 a.m. Mountain Standard Time on February 29, 2000.

The Adviser and the Sub-Adviser will pay for the costs associated with preparing and distributing this information statement, which will be mailed on or about February 7, 2000.

THE ADVISER

Davis Selected Advisers, LP ("Adviser") was organized in Colorado in 1987 and maintains its principal offices at 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706. The Adviser has served as the Fund's investment adviser from its inception in 1994. The Adviser serves the Fund pursuant to an Investment Advisory Agreement under the terms of which it has agreed to supervise and assist in the management of the Company and its investment portfolio subject to the direction and control of the Company's officers and directors and to furnish certain reports and records. As of December 31, 1999, the Adviser served as the investment adviser to a number of institutional and private accounts with aggregate assets of approximately $26 billion, including eighteen open-end investment companies.

Davis Selected Advisers-NY, Inc. ("DSA-NY") was incorporated in Delaware in 1996 and maintains its principal offices at 609 Fifth Avenue, New York, NY 10017. DSA-NY is a wholly owned subsidiary of the Adviser and performs research and portfolio management services as requested by the Adviser under a sub-advisory agreement with the Adviser and the Company. The Adviser pays all of DSA-NY's direct and indirect costs of operations. All the fees paid to DSA-NY are paid by the Adviser and not the Company or the Fund.

Approval of the Sub-Advisory Agreement will not effect the Adviser's advisory agreement with the Company or DSA-NY's sub-advisory agreement with the Company.

THE SUB-ADVISER

Fiduciary International, Inc. ("Sub-Adviser") was incorporated in 1982 to provide investment management services. It currently advises other registered investment companies. The Sub-Adviser does not believe the fact that it provides investment management services to other registered investment companies will pose significant conflicts of interest due to the differences in each company's investment strategies.

The Sub-Adviser is a is a wholly owned subsidiary of Fiduciary Trust Company International ("FTCI") and is registered as an investment adviser under the Investment Advisers Act of 1940. Both the Sub-Adviser and FTCI maintain their principal offices at Two World Trade Center, New York, New York, 10048. FTCI has more than 60 years of investment management experience and maintains foreign offices in London England, Geneva Switzerland, Hong Kong China, Melbourne Australia , and Tokyo Japan. As of December 31, 1999, FTCI served as the investment adviser to a number of institutional and private accounts with aggregate assets of approximately $50 billion.

Listed below are the names and principal occupations of the Directors and Executive Officers of the Sub-Adviser, all of whose addresses are the same as that of the Sub-Adviser.

James C. Goodfellow. President of the Sub-Adviser. Serves FTCI in a management capacity.

Anne M. Tatlock. Chairman/Director of the Sub-Adviser. Serves FTCI as Chief Executive Officer, President, Head of the Investment Division, and as a member of the Global Investment Committee and Investment Policy Committee.

Lawrence S. Huntington. Director of the Sub-Adviser. Serves FTCI as Chairman of the Board.

Christine M. Ferrante. Treasurer of the Sub-Adviser. Serves FTCI as Senior Vice President and Comptroller

Carol K. Demitz. Director of the Sub-Adviser. Serves FTCI as Senior Vice President, Chief Corporate Counsel and Secretary.

The terms of the Sub-Advisory Agreement are described below.


BOARD CONSIDERATION OF SUB-ADVISORY AGREEMENT

At a regular meeting of the Board, at which all of the Directors of the Company were in attendance on December 6, 1999 and again at a special meeting held December 16, 1999, the Board considered and unanimously approved the Sub-Advisory Agreement with the Sub-Adviser, subject to approval by shareholders owning a majority of the Fund's outstanding voting power. The Sub-Advisory Agreement was approved both by a majority of the Directors and a majority of the Directors who are not parties to the Sub-Advisory Agreement with the Sub-Adviser or interested persons of such parties, as defined in the Investment Company Act ("Independent Directors").

In considering approval of the Sub-Advisory Agreement, the Directors, including the Independent Directors, considered whether approval of the Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. The Directors reviewed the provisions of the Sub-Advisory Agreement, including the services to be performed by the Sub-Adviser, the compensation to be paid by the Adviser to the Sub-Adviser for these services; and the initial term, renewal, termination, and other material provisions of the Sub-Advisory Agreement. The Board also considered the nature, quality and extent of services expected to be provided to the Fund by the Sub-Adviser, as well as its and FTCI's reputations in the asset management industry.

Based upon their review, the Directors concluded that the Sub-Advisory Agreement was reasonable, fair, and in the best interests of the Fund and its shareholders, and that the fee provided in the Sub-Advisory Agreement was fair and reasonable. Accordingly, and after consideration of the above factors and such other factors and information as they deemed relevant, the Directors, including the Independent Directors, unanimously approved the Sub-Advisory Agreement. The Chairman of the Board of Directors,

Mr. Jeremy Biggs serves as Vice Chairman & Chief Investment Officer of FTCI, Chairman of the Company, and is a minority shareholder of the Adviser. Mr. Biggs also owns less than 5% of the outstanding shares of FTCI. To avoid the appearance of a conflict of interest, Mr. Biggs abstained from voting upon the proposal to approve the Sub-Advisory Agreement.


TERMS OF THE SUB-ADVISORY AGREEMENT

Under the terms of each the Sub-Advisory Agreement the Adviser will pay the Sub-Adviser a fee based upon a percentage of net assets: 0.50% of the first $250 million, 0.45% of the next $250 million, and 0.40% of the amount in excess of $500 million. Approval of the Sub-Advisory Agreement will not increase the management fees which the Fund pays.

The Sub-Advisory Agreement provides that the Sub-Adviser will manage the investment and reinvestment of the assets of the Fund subject to the supervision of the Board of Directors, the Adviser, and to any applicable provisions as in effect from time to time of controlling documents including the articles of incorporation and by-laws of the Company, the prospectus, statement of additional information, the 1940 Act, and other relevant documents listed in the Sub-Advisory Agreement. The Sub-Adviser also agrees to provide the Adviser with any reasonable reports, analyses or other documentation the Adviser requires to carry out its responsibilities under its Investment Advisory Agreement.

Unless sooner terminated, the Sub-Advisory Agreement shall initially remain in effect for a period of two years from its effective date. Thereafter, subject to the termination provisions, the Sub-Advisory Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved, at least annually, in the manner required by the 1940 Act. This Agreement shall automatically terminate immediately in the event of its assignment (except as otherwise permitted by the 1940 Act or rules thereunder) or in the event of the termination of the Investment Advisory Agreement. This Agreement may be terminated without penalty at any time upon sixty days' written notice.

The Sub-Advisory Agreement provides that neither the Adviser nor the Sub-Adviser (or other named parties) shall be liable for any error of judgment or law, or for any loss suffered by the Company or its shareholders in connection with the matters to which the Sub-Advisory Agreement relates, except that no provision of the Sub-Advisory Agreement shall be deemed to protect the Adviser or the Sub-Adviser against any liability to the Company or its shareholders to which they might otherwise be subject by reason of any willful misconduct, gross negligence, or actions taken in bad faith.


REQUIRED VOTE

Under the 1940 Act, the approval of new sub-advisory agreements requires approval by both the Company's Board of Directors, including a majority of the Independent Directors, and the shareholders of the Company. The Company's corporate charter requires approval of the Sub-Advisory Agreement by the affirmative vote of a majority of the outstanding voting power entitled to vote, with all classes voting together as a single class at a special meeting at which a quorum of the Fund's shares is present. Voting power is described below.

The Directors (including the Independent Directors) have already approved of the Sub-Advisory Agreement. The Adviser, its officers and affiliates own a controlling majority of the Fund's outstanding voting shares and intend to vote those shares to approve of the Sub-Advisory Agreement at a Special Meeting of Shareholders to be held on February 29, 2000.

The Company is an open-end, diversified, management investment company incorporated in Maryland in 1994 and registered under the Investment Company Act of 1940 ("1940 Act"). The Company is a series investment company which may issue multiple series, each of which would represent an interest in a separate portfolio. The Company currently offers one series, the Fund. The Fund's shares are currently divided into four classes, Class A, Class B, Class C, and Class Y shares (as of December 31, 1999 the Fund did not have any outstanding Class Y shares). Shares have no preemptive or subscription rights and are freely transferable. Each of the Fund's shares represent an interest in the assets of the Fund issuing the share and have identical voting, dividend, liquidation and other rights and the same terms and conditions as any other shares except that
(i) each dollar of net asset value per share is entitled to one vote, (ii) the expenses related to a particular class, such as those related to the distribution of each class and the transfer agency expenses of each class are borne solely by each such class, and (iii) each class of shares votes separately with respect to provisions of the Rule 12b-1 Distribution Plan which pertains to a particular class, and other matters for which separate class voting is appropriate under applicable law. Each fractional share has the same rights, in proportion, as a full share. Shares do not have cumulative voting rights; therefore, the holders of more than 50% of the voting power of the Company can elect all of the Directors of the Company.

In accordance with Maryland law and the Company's by-laws, the Company does not hold regular annual shareholder meetings. Shareholder meetings are held when they are required under the 1940 Act or when otherwise called for special purposes. Special shareholder meetings may be called upon the written request of shareholders of at least 25% of the voting power that could be cast at the meeting.

SHAREHOLDER REPORTS

The Company's most recent annual report for the fiscal year ended September 30, 1999 has previously been sent to shareholders and may be obtained without charge by writing the Company at Davis Funds, 2949 East Elvira Road, Suite 101, Tucson, Arizona 85706 or by calling (800) 279-0279.

SHAREHOLDERS AS OF RECORD DATE

The Directors set December 31, 1999 ("Record Date") as the record date for determining the number of shares and the shareholders entitled to vote and to receive this information statement. On Record Date the Fund's total net asset value was approximately $xxx, represented by xxx Class A shares, xxx Class B shares, and xxx Class C shares.

As of Record Date, officers and directors owned the following percentages of each Class of shares issued by the Fund:

                                       Class A    Class B    Class C    Class Y
                                       -------    -------    -------    -------
Davis International Total Return Fund     4.18%         *          *          *

* Indicates that officers and directors owned less than 1% of the outstanding shares of the indicated Class of shares.

The following table sets forth, as of December 31, 1999 the name and holdings of each person known by the Company to be a record owner of more than 5% of the outstanding shares of any Class of either of the Fund.

                                                           Percent of Class
Name and Address                                              Outstanding
----------------                                              -----------
Davis International Total Return Fund
Class A shares
--------------
Shelby Cullom Davis & Co.                                        47.29%
Investment #3
609 Fifth Avenue, 11th Floor
New York, NY  10017-1021

Davis Selected Advisers, L.P.                                    10.26%
Attn:  John Gilding
2949 East Elvira Road
Tucson, AZ  85706

SAC & Co.                                                        10.44%
80452131
12E 49th Street, 41st Floor
New York, NY 10017

Class B shares                                                      N/A
--------------

Class C shares
--------------
State Street Bank & Trust Co.                                    16.26%
Custodian for IRA of Robert C. Mann
4916 Westbriar Drive
Fort Worth, TX  76109-3217

Shirlieann Adams                                                  9.71%
119 Heritage Lane
Madison, AL  35758-7974

Laura A. H. Schechter                                            16.76%
Steven A. Schechter JT TEN
217 Seaway Ct.
Longmont, CO  80503-7871


SHAREHOLDER PROPOSALS

The Company does not hold annual shareholder meetings, and the Directors currently do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or the Company's articles of incorporation or by-laws. A shareholder proposal intended to be presented at any meeting of shareholders of the Company must be received by the Company at a reasonable time before the Directors' solicitation relating thereto is made in order to be included in the Company's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required.


------------------------
     Thomas D. Tays
     Secretary

Dated:  February 2, 2000

                                    EXHIBIT A

                             SUB-ADVISORY AGREEMENT


March ___, 2000


Fiduciary International, Inc.
Two World Trade Center
New York, New York, 10048

         Re: Sub-Advisory Agreement for Davis International Total Return Fund, An Authorized Series of Davis International Series, Inc.

Gentlemen:

         This is to confirm that Davis Selected Advisers, L.P. ("DSA") is retaining you as Investment Sub-Adviser for the portfolio of the International Total Return Fund (the "Fund") of Davis International Series, Inc. (the "Company").

         This letter sets forth the terms and conditions of your retention. If they are acceptable to you, please acknowledge in the space provided. Upon your acceptance, the retention and the mutual obligations in respect thereto shall be effective as provided herein. The terms and conditions are as follows:

         1. Investment Services. You shall act as the Investment Sub-Adviser for the Fund and will manage the investment and reinvestment of the assets of the Fund subject to the supervision of the Board of Directors of the Company, DSA, which serves as Adviser to the Company, and to any applicable provisions as in effect from time to time of (a) the Articles of Incorporation and Bylaws of the Company, (b) the prospectus, statement of additional information, and other information set forth in the Fund's registration documents under the Securities Act of 1933 (the "1933 Act") and the Investment Company Act of 1940 (the "1940 Act"), including any supplements thereto, and (c) the Investment Advisory agreement between DSA and the Company (the "Investment Advisory Agreement") in respect to the Fund and the Company's Code of Ethics. You acknowledge that you have received copies of the above documents as in effect on the date of your acceptance of this letter. The undersigned agrees that it will promptly deliver to you any amendments, changes or additions of or to these documents. Without limitation, you agree that all securities transactions will conform to (a) the stated objectives and policies of the Fund, (b) the brokerage policies set forth in the Investment Advisory Agreement (which are hereby incorporated by reference herein) and the registration documents, and (c) those investment and brokerage policies directed by the Board of Directors of the Company or any committee thereof, that have been provided to you.

         2. Independent Contractor. You shall be an independent contractor. Unless otherwise expressly provided or authorized hereunder, or by the Board of Directors of Company, you have no authority to represent the Company or the Fund in any way or otherwise be an agent of the Company or the Fund. You shall also not represent or be the agent of the undersigned except as expressly provided or authorized hereunder, or as authorized by the undersigned in any other writing.

         3. Reports and Records. You agree to provide DSA with any reasonable reports, analyses or other documentation DSA requires to carry out its responsibilities under its Investment Advisory Agreement with the Fund, including those related to the placement of security transactions, its administrative responsibilities, and its responsibility to monitor compliance with stated investment objectives, policies and limitations and the investment performance of the Fund. You agree, directly or through an agent, to provide daily information with respect to the portfolio transactions of the Fund to DSA. You agree to provide all documentation reasonably required by DSA to maintain the Fund's accounting records in accordance with the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act") and the regulations issued thereunder, and to preserve copies of all documents and records related to asset transactions, positions and valuations related to the Fund in the manner and for the periods prescribed by such regulations. You agree that all documents and records maintained by you with respect to the Fund, exclusively relating to the Fund, are the property of the Company and will be surrendered to DSA or the Company upon the request of either. You agree to provide information and to allow inspection of such documents and records at reasonable times by any authorized representative of DSA, the Company's Board of Directors or any committee thereof, the Company's independent public accountants, or appropriate regulatory authorities.

         4. Make Personnel Available. You agree to make your personnel engaged in activities on behalf of the Fund available at reasonable times for consultations with DSA personnel and the Company's Board of Directors, or any committee thereof, including attendance at their meetings, wherever situated. Travel, meals and lodging expenses for such purposes shall be reimbursed.

         5. Facilities, Equipment, and Personnel. You agree to provide office facilities, equipment and personnel for carrying out your duties hereunder at your own expense except as specifically provided hereunder.

         6. Non-Exclusive Agreement. It is agreed that your services are not to be deemed exclusive and you shall be free to render similar or other services to others.

         7. Standard of Care and Liability (a) Neither DSA nor you, nor any officers, directors, employees, agents, controlling persons, assigns or directors of the Company shall be liable for any error of judgment or law, or for any loss suffered by the Company or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect DSA or you against any liability to the Company or its shareholders to which DSA or you might otherwise be subject by reason of any willful misconduct, gross negligence, or actions taken in bad faith in the discharge of your respective obligations and performance of your respective duties under this Agreement.

         (b) Notwithstanding Section 7(a) of this Agreement, DSA agrees to indemnify and hold harmless you and any affiliated person (except the Company), and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("Controlling Person") you (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of your employees, officers or partners), or litigation (including legal and other) expenses to which a Sub-Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, common law or otherwise, arising out of DSA's responsibilities to the Company which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by or which is the responsibility of DSA and contained in the Registration Statement or prospectus or statement of additional information covering shares of the Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to DSA and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to DSA or the Company or to any person affiliated with DSA by a Sub-Adviser Indemnified Person, in writing, for inclusion in the Registration Statement or prospectus or statement of additional information; or (2) may be based upon a failure by DSA to comply with, or a breach of, any provision of this Agreement or any other agreement with the Fund; or (3) may be based upon misfeasance or negligence by DSA in the discharge of its duties and performance of its obligations under this Agreement or any other agreement with the Fund; provided, however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

         (c) Notwithstanding Section 7(a) of this Agreement, you agree to indemnify and hold harmless DSA, any person affiliated with DSA (except the Company), and each person, if any, who, within the meaning of the 1933 Act controls ("Controlling Person") DSA (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of DSA), or litigation (including legal and other) expenses to which an Adviser Indemnified Person may become subject under the 1933 Act, the 1940 Act, the Advisers Act, any other statute, common law or otherwise, arising out of your responsibilities as a sub-investment adviser to the Fund which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied by you for inclusion in the Registration Statement or prospectus or statement of additional information covering shares of the Fund, or any amendment thereof or any supplement thereto, or, with respect to a material fact supplied by you for inclusion in the Registration Statement or prospectus or statement of additional information, the omission or alleged omission or failure to state therein a material fact known or which should have been known to you and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to you, or the Company, or to any person affiliated with you or the Company by an Adviser Indemnified Person; or (2) may be based upon a failure by you to comply with, or a breach of, any provision of this Agreement or any other agreement with the Fund; or (3) may be based upon misfeasance or negligence by you in the discharge of your duties and performance of your obligations under this Agreement or any other agreement with the Fund; provided, however, that in no case shall the indemnity in favor of the Adviser Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

         (d) Neither DSA nor you shall be liable under this Section with respect to any claim made against an Indemnified Person unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interest and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will, at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to the Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person of the compromise or settlement results, or may result, in a finding of wrongdoing on the part of the Indemnified Person.

         8. Compensation. DSA shall pay you a portion of the fee it receives from the Company with respect to the Fund under the Investment Advisory Agreement based upon the attached fee schedule, and shall reimburse expenses expressly approved for reimbursement by DSA. You agree that neither the Company nor the Fund is responsible or paying your sub-advisory fees. Payment for your services and reimbursement of expenses approved by DSA shall be made monthly. From time to time, with your express written approval, DSA may waive any part or all of the fees due to it under the Investment Advisory Agreement for the period specified in such writing. Such approval shall constitute a waiver by you of your portion of the waived fees.

         9. Effective Date. This Agreement shall become effective on the later of _________________, 2000, or the first business day after the date this Agreement is approved in accordance with the 1940 Act. Unless sooner terminated as hereunder provided, it shall initially remain in effect for a period of two years. Thereafter, subject to the termination provisions herein, this Agreement shall continue in force from year to year thereafter, but only as long as such continuance is specifically approved, at least annually, in the manner required by the 1940 Act; provided, however, that if the continuation of this Agreement is not approved, you may continue to serve in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

         10. Termination. This Agreement shall automatically terminate immediately in the event of its assignment (except as otherwise permitted by the 1940 Act or rules thereunder) or in the event of the termination of the Investment Advisory Agreement. This Agreement may be terminated without penalty at any time (a) upon sixty (60) days' written notice to you by DSA, or upon such sixty (60) days' written notice to you by the Company pursuant to action by the Board of Directors of the Company, or by the vote of a majority of the outstanding voting securities of the Fund, or (b) upon sixty (60) or more days' written notice by you to DSA and the Company. The terms "assignment" and "vote of a majority of the outstanding voting securities" shall have the meaning set forth in the 1940 Act and the rules and regulations thereunder. Termination of this Agreement shall not affect your right to receive payments of the unpaid balance of the compensation earned and reimbursable expenses incurred prior to such termination.

         11. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

         11. Choice of Law. This Agreement shall be construed according to the laws of the State of New York. It may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                                    Yours very truly,

                                    Davis Selected Advisers, L.P., by
                                    Venture Advisers, Inc., General Partner


                                    -------------------------------
                                    Kenneth Eich, Chief Operating Officer


ACCEPTED AND APPROVED this _______ day of _________________, _______.


                                    Fiduciary International, Inc.

                                    By
                                      ----------------------------------------

                          SUB-ADVISORY FEE SCHEDULE FOR
                          FIDUCIARY INTERNATINAL, INC.


A monthly fee as of the last day of each month in each year based upon the average daily value of net assets during a month for which the monthly fee is calculated as follows:

                                     Value of Average Daily Net
                                     Assets of the Total Return
Monthly Rate                         Fund During the Month
------------                         ---------------------
1/12 of 0.50% of                     First $250 Million
1/12 of 0.45% of                     Next $250 Million
1/12 of 0.40% of                     Amount in excess of $500 Million